UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.  20549

                                             FORM 8-K

                                     CURRENT REPORT

           PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): April 24, 2002(April 9, 2002)



             ALTERNATE MARKETING NETWORKS, INC.
                  (Name of small business issuer in its charter)


 Michigan                    0-26624             38-2841197
(State of other jurisdiction(Commission File No)(IRS Employer Identification
 of incorporation)                                                  Number)


    One Ionia SW, Suite 520, Grand Rapids, Michigan 49503
(Address of principal executive offices)             (Zip Code)

                                     (616) 235-0698
        (Registrant's telephone number, including area code)


                                  Not Applicable
(Former name, former address and former fiscal year, if changed since last report)


























Item 2.  Acquisition or Disposition of Assets.

On April 9, 2002, Alternate Marketing Networks, Inc. ("we" or, the "Company") entered into an Agreement and Plan of Reorganization dated
April 8, 2002 (the "Agreement") pursuant to which the Company will acquire Hencie, Inc. ("Hencie"). Hencie is an eBusiness solutions and applications provider for a broad range of clients and industry segments. Hencie focuses on Oracle applications and database management and helps businesses migrate to the Internet. Its corporate headquarters are located in Dallas, Texas.

The acquisition involves an exchange of stock and a merger of subsidiaries which will result in ownership of approximately 49% of the Company (on a fully diluted basis) by the former owners of Hencie.

Consummation of the transaction is subject to approval by the shareholders of the Company and satisfaction or waiver of certain conditions to closing set forth in the Agreement.

The summary description of the Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which will be filed under cover of Form 8-K. The
Company's press release dated April 23, 2002, which is filed as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by reference.
Public announcement of the Agreement was delayed until the expiration of certain contingencies which would have allowed either party to terminate the Agreement.


Item 5.  Other Events and Regulation FD Disclosure.

The Company intends to present the proposed Hencie acquisition to its shareholders at the upcoming annual meeting. This will entail a delay of the annual meeting from the date contemplated in last year's proxy statement and corresponding changes in the dates for timely receipt of shareholder proposals and discretionary voting on shareholder proposals. Pursuant to Rule 14a-5(f) of Schedule 14A under the Securities Exchange Act of 1934, shareholders are advised that we currently anticipate that the meeting will occur on or about June 28, 2002 and that the proxy statement will be mailed on or about May
28, 2002. Accordingly, any proposal which a shareholder seeks to include in the proxy statement would have had to be received by February 1, 2002. As to any other shareholder proposals to be presented at the meeting, the proxies granted to the Company will be voted in the Company's discretion, since the Company had no notice of any such proposal on or before April 15, 2002.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

              (a)     Financial Statements of Businesses Acquired.

              The financial statements of Hencie required by this item are not included with this initial report. The required financial statements will be filed by amendment not later than 60 days following the closing of the acquisition (which is anticipated to occur in early July 2002).

              (b)     Pro Forma Financial Information.

             The pro forma financial information required by this item is not included with this initial report. The required pro forma financial information will be filed by amendment at the same time as the historical financial statements of the business acquired (See Item 7(a), above).

              (c)     Exhibits.

                       See Exhibit Index attached hereto.

This report may contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company's current judgment on certain issues. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors which could cause actual results to differ materially are described in the Company's reports on Forms 10-KSB and 10-QSB on file with the Securities and Exchange Commission.



















































                                       SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: April 24, 2002  ALTERNATE MARKETING NETWORKS, INC.



                                     By /s/ Phillip D. Miller
                                           Phillip D. Miller
                                           Chief Executive Officer















































                                    INDEX TO EXHIBITS


Exhibit No.                       Description of Exhibit

99.1                                   Press Release dated April 23, 2002